Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Barinthus Biotherapeutics plc (the “Company”) on Form 10-K for the fiscal year ending December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 20, 2025	By:	/s/ William Enright
William Enright
Chief Executive Officer

Date: March 20, 2025	By:	/s/ Gemma Brown
Gemma Brown
Chief Financial Officer